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                                                                       EXHIBIT 5


                               LEONARD E. NEILSON
                                 ATTORNEY AT LAW
                      8160 South Highland Drive, Suite 209
                                Sandy, Utah 84093

Phone:  (801) 733-0800                                      Fax:  (801) 733-0808

                                 August 18, 2003



Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

         Re:  Ventures-National Incorporated
              Registration Statement on Form SB-2
              SEC File no. 333-107497

To the Board of Directors:

         I have been retained as special counsel to VENTURES-NATIONAL INCORPORATED, a Utah corporation (the "Company"), in connection with its registration statement on Form SB-2 referenced above and filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The registration statement relates to the proposed offering by certain selling stockholders of 2,120,000 shares of the Company's common stock, par value $.001 per share (the "Shares").

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B, promulgated under the Securities Act, for filing as Exhibit 5 to the above referenced registration statement.

         For the purpose of rendering this opinion, I have examined the registration statement and exhibits thereto, the Company's Articles of Incorporation, By-Laws and pertinent minutes, resolutions and certificates of the Company's Board of Directors. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

         I have been furnished with originals or copies of such corporate or other records of the Company. In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein. In my examination of the Company's corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Company.

         As to the question of facts material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Company and its legal counsel.

         My opinion set forth herein is limited to the Federal laws of the United States of America and the corporate laws of the State of Utah. I express no opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction. My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Company or its securities.



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VENTURES-NATIONAL INCORPORATED
AUGUST 18, 2003
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         Based upon and subject to the foregoing, I am of the opinion that the
Shares to be sold by the selling stockholders, as defined and identified in the registration statement, as amended, have been duly authorized and, when issued and sold in the manner described therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Utah.

         I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name in the Prospectus constituting a part thereof. In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                     Yours truly,

                                                     /s/ Leonard E. Neilson

                                                     Leonard E. Neilson
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